UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Synplicity, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

The following letter was distributed to certain of Synplicity’s customers starting on March 25, 2008.

March XX, 2008

Dear <insert customer name>,

On March 20th, we publicly announced a definitive agreement for the acquisition of Synplicity by Synopsys. While the transaction is subject to the approval by Synplicity shareholders, regulatory approvals and certain other customary closing conditions, we anticipate the closing to occur in the second quarter of 2008.

Today’s letter is intended to reaffirm our commitment to our business relationship. We believe this transaction will benefit customers of both companies. The combination of Synplicity and Synopsys will expand Synplicity’s market reach and broaden our product offering. Integrating our two R&D organizations will provide significant opportunity for major product innovations and expanded product offerings.  The combined companies will focus on complementing each other’s capability to the benefit of their customers.

When the merger closes, Synplicity will continue to focus on our core strengths in FPGA implementation, ASIC verification through rapid prototyping and ESL synthesis.  Synopsys has advised us that it intends to maintain the close partnerships that Synplicity has developed with FPGA device vendors and honor our existing business agreements.

Until the final closing of the merger, Synplicity and Synopsys will continue to do business as separate entities.  For all your Synplicity sales and support requirements, please continue to call on your current Synplicity contacts.  We will continue to offer you the best service and support that we can deliver.

Thank you for your business.

Regards,

Jim Lovas

Vice President, Worldwide Sales

Synplicity, Inc.

[Number redacted]

Additional Information

Synplicity intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the merger.  The proxy statement will be mailed to the shareholders of Synplicity.  Before making any voting or investment decision with respect to the merger, investors and shareholders of Synplicity are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger, Synplicity and Synopsys.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Synplicity at its corporate website at www.synplicity.com under Corporate/Investor Relations or by calling the investor relations department at (408) 215-6000 or by writing to Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086 Attn: Investor Relations.

Synplicity and its officers and directors may be deemed to be participants in the solicitation of proxies from Synplicity’s shareholders with respect to the merger.  A description of any interests that these officers and directors have in the merger will be available in the proxy statement. Information concerning Synplicity’s directors and executive officers is set forth in Synplicity’s proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on April 16, 2007.  These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Synplicity’s Investor Relations page on its corporate website at www.synplicity.com.

Note on Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected product and customer benefits of the proposed merger and the expected closing of Synopsys’ acquisition of Synplicity.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, satisfaction of closing conditions to the Synopsys transaction and such other risks as identified in our Annual Report on Form 10-K for the fiscal period ended December 31, 2007 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward looking statements.  Synplicity assumes no obligation to update any forward-looking statement contained in this communication.